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                            SECOND & SPRING BUILDING

                                      LEASE

        LEASE, dated April 17, 1998, between 1100 SECOND AVENUE LIMITED PARTNERSHIP, a Washington limited partnership ("Landlord"), and AMAZON.COM, INC., a Delaware corporation ("Tenant").

        Landlord and Tenant agree as follows:

        1.      Premises; Expansion.

                1.1 Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord approximately 11,358 rentable square feet ("rsf") (including 10,208 gross square feet of usable area and a load factor of 11.13%, as measured by current BOMA standards for multi-tenant buildings, in the lower level of the 2nd & Spring Building, 1100 Second Avenue, Seattle, Washington ("Building"). A legal description of the property on which such building is situated ("Property") is attached hereto as Exhibit A. A floor plan showing the approximate location of the premises on the lower floor of the Building ("Premises") is attached hereto as Exhibit B. Landlord and Tenant have agreed on the exact usable area of the Premises for the purpose of calculating the rsf of the Premises, and such agreed area shall be binding on the parties and be deemed to be the actual usable area of the Premises without regard to any subsequent re-measurement of the Premises.

                1.2 During the Term, Tenant shall have the right of first refusal to lease any space in the north half of Floor 1 of the Building, totaling approximately 12,000 rsf. In the event Landlord is prepared to accept or has conditionally accepted an offer from any third party to lease any of such space, Landlord shall so notify Tenant, which notice shall include a copy of the offered terms. Tenant shall have five business days after receipt of such notice in which to notify Landlord of Tenant's exercise of it's right of first refusal as to the affected portion of the north half of Floor 1, whereupon Tenant shall be bound to lease such space on the same terms and conditions as are set forth in the offer (including the lease term in such offer, even if different from the Term hereunder) , and this Lease shall be amended to include such space in the Premises and to incorporate such terms and conditions herein as to such space. The right of first refusal in this Section 1.2 is subject to the rights of Central Puget Sound Regional Transit Authority ("RTA") as to Floor 1 under its lease of space in the Building, as amended from time to time. An offer to lease any space in Floor 1 by the RTA shall not trigger Tenant's rights under this Section
        1.2. Landlord shall, however, promptly inform Tenant of the execution of any lease on Floor 1 to the RTA.

        2.      Term

                2.1 The term of this Lease ("Term") shall commence on the date of occupancy, or on May 1, 1998, whichever occurs first. In this Lease, the "Lease Commencement Date" shall be deemed to be May 1, 1998, even if the Lease actually commences before such date. The parties shall have a landlord-tenant relationship, however, from and after the date of execution of this Lease. Tenant shall have access to the Premises and, to the extent necessary, to the Building generally, from the date of execution of this Lease, for the purposes of tenant improvements construction, equipment set-up and move-in activities. Such activities shall not be deemed "occupancy" for purposes of determining the Rent Commencement Date, and "occupancy" shall occur when Tenant is conducting business in the Premises.


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                2.2 The Term shall expire on the Expiration Date, which shall be
        April 30, 2003 ("Initial Term"), unless extended as provided in this Lease.

                2.3 Tenant shall have the option to extend the Term for one period of up to 60 months ("Extension"). Tenant shall exercise such option only by written notice to Landlord on or before nine months before the Expiration Date, which notice shall include the number of months of the Extension. All the terms and conditions of this Lease shall apply during the Extension except for Base Rent, which shall be adjusted as provided in Section 4.

                2.4 In this Lease, unless the context otherwise requires, a "month" shall be a calendar month, and Month 1 shall begin on the Commencement Date and end on the last day of the same calendar month.

                2.5 Tenant shall have an ongoing right to terminate this Lease, effective on the second, third, and fourth anniversaries of the Lease Commencement Date. Such right may be exercised by Tenant only by notice to Landlord on or before 90 days before the subject such anniversary date. As a condition of such termination, Tenant shall pay Landlord the unamortized portion of Landlord's actual payment for seismic upgrades, as described in Section 3. Such payment shall be amortized for purposes of this Section 2.5 over 60 months, including interest at the rate of 10% per annum.

        3.      Tenant Improvements.

                3.1 Landlord shall carry out certain seismic upgrades to the Building, in substantial accordance with the recommendations of Skilling Ward Magnusson attached hereto as Exhibit C. Landlord shall commence such upgrades during the first five months of the Term, and thereafter shall prosecute such work diligently and continuously and in accordance with all laws and legal requirements. Landlord shall only be obligated to pay up to $150,000 for the direct third-party cost of such work. Any additional cost of such work shall be paid by Tenant, as a condition on Landlord's obligation to complete such work. Landlord's work, ongoing on the date of this Lease, on the exterior facade of the Building is not included in such seismic work, and Tenant shall not be responsible for the cost of such exterior facade work. Landlord shall enter into a construction contract for the seismic upgrade work ("Construction Contract") on either a fixed price or guaranteed maximum price basis, and the Construction Contract shall be subject to Tenant's prior written approval (such approval not to be unreasonably withheld). Landlord shall not authorize any change orders or other modifications under the Construction Contract without Tenant's prior written approval, and Landlord shall send Tenant copies of all invoices under, and all material correspondence and documents relating to, the Construction Contract. Tenant shall pay such excess cost from time to time as it is incurred, within ten business days of a request for payment from Landlord setting forth in reasonable detail the basis for such request. In addition, Landlord shall pay up to $92,192 of the direct third-party cost incurred by Tenant to install a new electrical vault in the Building. Tenant shall construct such vault substantially in accordance with the plans prepared by Sparling Electric, a copy of which has been furnished to Landlord and Tenant and in accordance with all laws and legal requirements. Landlord shall pay such cost concurrently with Tenant's payment of Rent for Month 1 or, if the work is performed later, upon receipt of Tenant's invoice. Landlord shall not be required to carry out any other tenant improvements to the Premises for Tenant. Alterations to the Premises by Tenant shall be subject to Section 11.

                3.2 Tenant shall perform various tenant improvements to the Premises ("Initial Improvements"), including without limitation space divisions, electrical upgrades to the Building, the installation of a fire-rated corridor to allow ingress and egress through the southeast door of the Premises to the outside of the Building (if required by code), all as


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        provided in Tenant's plans for such improvements provided to Landlord and the City of Seattle ("Tenant Improvement Plans"). Tenant shall carry out and complete its improvements lien-free, substantially in accordance with the Tenant Improvements Plans and in accordance with all applicable laws and legal requirements.

                3.3 Concurrently with the execution of this Lease, Tenant and Landlord are agreeing on a schedule of Tenant's Property, identifying which general categories of the Initial Improvements shall be deemed Tenant's trade fixtures. The schedule is attached hereto as Exhibit D. All Initial Improvements not included on such schedule shall become Landlord's property upon the expiration or earlier termination of this Lease; provided, however, that Tenant's personal property and those improvements which are not permanently attached to the Premises and can be removed without significant damage and reused shall not become Landlord's property upon the expiration or earlier termination of this Lease.

        4.      Rent.

                4.1 Tenant shall pay Rent to Landlord in the form of Base Monthly Rent, Additional Rent in the form of Operating Expenses, as provided in Section 7, and any Additional Rent as set forth in elsewhere in this Lease.

                4.2 Base Rent during the Initial Term shall be $8.00 per rsf, or $7,572 per month.

                4.3 Base Rent for the Extension shall be the fair market rental rate as of the commencement of such Extension, by reference to comparable space in the Seattle Central Business District, but in no event less than the Base Rent in effect immediately before such Extension. "Fair market rent" means the rent per rsf that a willing, non-equity tenant would pay in a arms-length transaction for comparable space in a building located in the Seattle Central Business District for a five-year lease. The comparability of particular other space or rents shall be determined through a consideration of all reasonably pertinent factors. Such market rate shall be determined by agreement of the parties or by appraisal as provided below:

                    4.3.1 Landlord shall propose a Base Rent for such Extension within 30 days after Tenant's Extension notice. The parties shall negotiate in good faith, but If they are unable to agree upon such Base Rent by 30 days after the delivery of Landlord's proposal, then either party may elect to cause such Base Rent to be determined by reference to the appraised fair market rent. Such election shall be made by such party by notice to the other party, including in such notice the designation of an appraiser. The other party may accept such appraiser or designate another appraiser within 10 days of such notice. If it does not designate another appraiser in such period, it shall be deemed to have accepted the first appraiser. If a second appraiser is designated, the two appraisers shall promptly appoint a third appraiser. If the two appraisers do not appoint a third appraiser within ten business days of the appointment of the second appraiser or acceptance of the first appraiser, either party may cause the third appraiser to be appointed by the King County Superior Court.

                    4.3.2 Each appraiser shall determine the fair market rent
                for the Premises for such Extension by reference to all factors deemed appropriate in his or her professional opinion, and notify the parties within 20 days of the date of appointment of the last appraiser of such fair market rent. The Base Rent for such Extension shall be the fair market monthly rent determined by the single appraiser


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                or, if there are three appraisers, the arithmetic mean of the two closest fair market monthly rents.

                    4.3.3 All appraisers under this appraisal provision shall be independent certified M.A.I. professional appraisers with at least five years' experience appraising properties in the Seattle Central Business District or licensed commercial real estate agents with at least ten years of real estate practice and at least five years of substantial office leasing practice in the Seattle Central Business District. If there are three appraisers, each party shall pay for the cost of its designated appraiser and 50% of the cost of the third appraiser. If there is only one appraiser, each party shall pay 50% of the cost of such appraiser.

                4.4 Rent shall be paid in advance, on or before the first day of each month of the Term.

                4.5 Rent shall be paid without prior notice, demand, set off, counterclaim, deduction or defense and, except as otherwise expressly provided in this Lease, without abatement or suspension.

                4.6 The Rent Commencement Date shall be the Lease Commencement Date. Rent for any period during the Lease term that is for less than one month shall be prorated for the actual number of days in such period.

                4.7 All Rent shall be paid to Landlord at the address for notices set forth in this Lease, in lawful money of the United States of America, or to such other person or at such other place as Landlord may from time to time designate in writing.

                4.8 Concurrently with the execution of this Lease, Tenant shall pay to Landlord a security deposit equal to $7,572, the amount of one month's Rent ("Deposit"). Landlord shall have the right to all or any part of the Deposit to cure any Default by Tenant under this Lease or to compensate Landlord for any damage sustained by it resulting from such Default. In the event of any such application of the Deposit, Tenant shall, on demand, immediately pay to Landlord the amount necessary to replenish the Deposit to the amount set forth above. If Tenant is not in Default at the expiration or termination of this Lease, Landlord shall return the remaining Deposit to Tenant, less any amounts necessary to return the Premises to the condition in which the Premises are required to be surrendered, reasonable wear and tear excepted. Landlord's obligations with respect to the Deposit are those of a debtor and not a trustee. Landlord may maintain the Deposit separate from Landlord's general funds or may commingle the Deposit with other funds of Landlord. No interest shall accrue for Tenant on the Deposit.

5.      Use of Premises.

                5.1 Tenant shall use the Premises only for general office purposes, a data center, and other uses incident to the operation of a data center.

                5.2 The Premises may not be used for any other purpose without Landlord's written consent which shall not be unreasonably withheld, conditioned or delayed.

                5.3 Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the cost of or cause the cancellation of any fire or other insurance upon the Building or any part thereof or any of its contents.


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                5.4 Tenant shall not do or permit anything to be done in or about the Premises that will obstruct or interfere with the rights of other tenants or occupants of the Building or Business Park or injure them or their property, or use or allow the Premises to be used for any unlawful purpose or in any way constituting a nuisance.

6.      Additional Rent for Operating Expenses.

                6.1 Tenant shall pay, as Additional Rent, Tenant's Share, as set forth below, of Operating Expenses.

                6.2 Tenant's Share shall be 9.63%, being the percentage that the rsf of the occupied Premises (11,358) bears to the rsf of the Building (117,937).

                6.3 "Operating Expenses" means all expenses and charges incurred by Landlord in the operation of the Building, Property and Common Areas, as a first-class facility, including without limitation the following costs by way of illustration: (i) all real property taxes, assessments and other general or special charges levied during the Term by any public, governmental or quasi-governmental authority against the real or personal property included in the Building or the Property, including without limitation Landlord's personal property used in the maintenance, repair or operation of the Building or the Property, or any other tax on the leasing of the Building or on the rents from the Building (other than any federal, state or local income or franchise tax); (ii) any and all assessments Landlord must pay for the Building or Property pursuant to any transportation or any other improvement monitoring or management plan, or any other covenant, condition or reciprocal easement agreements; (iii) electricity, gas and similar energy sources, refuse collection, water, sewer and other utilities services for the Building and the Property; provided, however, to the extent that any such services are separately metered to Tenant, Tenant shall pay the actual separately incurred charges; (iv) all licenses, permits and inspection fees, market rate property management fees paid to independent or affiliated contractors or to Landlord, and legal, accounting and other professional expenses; (v) window washing; (vi) unless otherwise excluded herein, all costs of improvements or alterations to the Building, Property and Common Areas required by Laws, to save labor, or reduce Operating Expenses; (vii) all premiums and deductibles for liability, property damage, casualty, rental loss, compensation or other insurance maintained by Landlord for the Building or Property; (viii) air conditioning, heating, ventilating, elevator maintenance, supplies, materials, equipment, tools, including the repair and maintenance of the plumbing, heating, ventilating, air conditioning and electrical systems of the Building; (ix) maintenance costs, including utilities and payroll expenses, rental of personal property used in maintenance and all other upkeep of Common Areas, including landscaping; (x) costs and expenses of repairs, monitoring, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves, (xi) third-party market rate property management fees and other costs incurred in the management of the Building and Property (including supplies, wages and salaries of employees used in the management, operation and maintenance thereof and payroll taxes and similar governmental charges with respect thereto, and Building management office rental, if any); (xii) any other expense or charge whether or not described above that in accordance with generally accepted accounting and management practices is properly an expense of maintaining, operating or repairing the Building, Property or Common Areas.

        Operating Expenses shall not include Landlord's costs incurred under
        Section 3.1 above or: (i) depreciation on the Building or equipment therein, (ii) costs (including principal and interest) related to Landlord's financing, (iii) costs incurred by Landlord for alterations or additions which are considered capital improvements and replacements under generally accepted accounting principles, including any alterations or additions required to be made in


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        accordance with the provisions of the Americans With Disabilities Act or any other applicable law, except (a) costs incurred to reduce or save Operating Expenses, amortized over the term such savings are reasonably expected to be realized; provided that the annual amortized cost billed to Tenant shall not exceed the amount of the annual reduction in Operating Expenses or savings realized by Tenant as a result of such costs incurred by Landlord; and (b) costs incurred to retrofit the Premises to satisfy ADA requirements on account of Tenant's use of the Premises (which retrofitting shall be Tenant's responsibility and shall be subject to Section 11); (iv) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or vacant space other than normal and ordinary maintenance;
        (v) expenses in connection with services or other benefits of a type which are not provided Tenant but which are provided to another tenant or occupant; (vi) costs incurred due to violation by Landlord of the terms and conditions of any other lease, and any costs (including any costs of compliance), fines or penalties incurred due to violations by Landlord of any governmental rule or authority unless such costs, fines, or penalties are incurred by Landlord due to Tenant's failure to perform any of its obligations under the Lease; (vii) overhead and profit increment paid to subsidiaries or affiliates of Landlord for supplies or other materials to the extent that the costs of such supplies or materials exceed the costs that would have been paid had the supplies or materials been provided by unaffiliated parties on a competitive basis;
        (viii) Landlord's general corporate overhead and general administrative expenses, except for reimbursement for out of pocket costs for postage, photocopies, and telephone costs incurred in operating the Building;
        (ix) any compensation paid to clerks, attendants or other persons in commercial concessions (such as parking garage attendants) operated by Landlord; (x) all items and services for which Tenant reimburses
        Landlord or pays third persons or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant) without reimbursement; (xii) advertising and promotional expenditures to market the Building; (xiii) any other expense which, under generally accepted accounting principles, would not be considered a normal maintenance or operating expense; (xvii) Landlord's executive salaries; (xviii) real estate brokers' commissions; (xix) costs or expenses for which Landlord is entitled to be reimbursed or indemnified, by an insurer, condemnor, tenant or otherwise; (xx) janitorial expenses; (xxi) cost of utilities provided to any tenant which uses such utilities in quantities significantly greater than typical office building tenants;
        (xxii) costs for acquiring artwork or other similar Building amenities; and (xxiii) legal fees in connection with negotiating leases or collections on, terminations of, or modifications of leases, or Landlord's financing or sale of the Building. Landlord shall not collect more than 100% of Operating Expenses and shall not recover any item of cost more than once.

                6.4 Landlord currently estimates that Tenant's Share of Operating Expenses from and after the Commencement Date through the end of 1998 will be $7.00 per year, or $6,625 per month. Prior to each December 1 of the Term beginning December 1, 1998, Landlord shall furnish Tenant a written statement of the estimated Operating Expenses for the coming calendar year and the estimated Tenant's Share of Operating Expenses for the coming year. Landlord may, by written notice to Tenant, revise its estimate of Tenant's Share of Operating Expenses from time to time if circumstances make such revision reasonable.

                6.5 Tenant shall pay, as Additional Rent, the monthly estimated Operating Expenses then in effect, and such payment shall be made in the same manner as Base Monthly Rent.

                6.6 Within 90 days after each January 1 during the Term, or as soon thereafter as practicable, Landlord shall deliver to Tenant a written statement setting forth the actual Operating Expenses for the preceding year and Tenant's Share thereof. To the extent


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        Tenant's Share of actual Operating Expenses exceeded the estimated
        Tenant's Share thereof paid by Tenant, Tenant shall pay Additional Rent to Landlord within 30 days after receipt of such statement by Tenant. To the extent Tenant's Share of actual Operating Expenses was less than the estimated Tenant's Share thereof paid by Tenant, Tenant shall receive a credit against its next payable Rent or such amount shall otherwise be refunded to Tenant, as Landlord determines in its discretion.

                6.7 Landlord shall keep full and accurate books of account covering Operating Expenses for at least three years after the delivery of each annual statement of Operating Expenses. Tenant shall have the right at Tenant's cost, during Landlord's regular business hours, to inspect, copy and audit such books of account at a reasonable time on five days' prior written notice to Landlord. Such right may be exercised no more than once in any calendar year, and shall not cover periods more than three years prior to such inspection. Tenant shall furnish Landlord with a copy of any report or summary prepared by or for Tenant concerning such inspection. If such inspection discloses that Tenant has overpaid Operating Expenses by more than 5% of actual Operating Expenses in any calendar year (other than any calendar year for which Landlord has not completed its annual reconciliation), Landlord will pay the cost of correcting accounts and compensate Tenant for any costs reasonably incurred to inspect, copy or audit the accounts. If Tenant has overpaid Operating Expenses, Landlord will credit such overpayment to the installments of Rent next due, or at its election shall pay Tenant the amount of such overpayment, in either case together with interest at the rate set forth in Section 31.8. If such inspection discloses that Tenant has underpaid Operating Expenses, Tenant shall promptly pay Landlord the amount of such underpayment.

                6.8 If this Lease shall expire or otherwise terminate other than on a December 31, Landlord may in its discretion make a special determination of Tenant's Share of actual Operating Expenses for the partial calendar year ending on the date of such expiration or other termination, or may defer such determination until its usual reconciliation of Operating Expenses for the Building for the entire calendar year. The excess actual Tenant's Share for such partial calendar year shall be paid to Landlord, or the excess estimated Tenant's Share already paid by Tenant, as the case may be, shall be paid by Tenant to Landlord or Landlord to Tenant, as the case may be, within 30 days of such determination.

                6.9 Landlord shall have the same rights with respect to Tenant's nonpayment of Tenant's Share of Operating Expenses as required under this Lease as it has with respect to any other nonpayment of Rent under this Lease.

7.      Repair Responsibility.

                7.1 Tenant accepts the Premises AS IS, and as being in good and sanitary order, condition and repair and suitable for Tenant's intended use, subject to Landlord's obligations to perform maintenance and repair under Section 7.5 and to perform seismic upgrades, as described in
        Section 3. Tenant shall, at its expense, keep, maintain and preserve the Premises in good repair, subject to reasonable wear and tear, throughout the Term, except to the extent this Lease specifically provides otherwise.

                7.2 Tenant shall also pay the cost of any separate heating, ventilating, and air conditioning system (including computer chilling equipment) that is exclusive to the computer room to be installed in the Premises ("HVAC System"), including the cost of a maintenance firm engaged by Tenant for such purpose.


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                7.3 Tenant shall surrender the Premises to Landlord upon the expiration or sooner termination of this Lease, in good condition and repair, excluding ordinary wear and tear and damage by casualty or destruction.

                7.4 Subject to Section 3, Landlord shall have no obligation to alter, remodel, improve, repair, decorate, or paint the Premises, or any part thereof, in connection with the Initial Improvements. Tenant affirms that Landlord has made no representations to Tenant about the condition of the Premises or the Building, except as may be specifically set forth in this Lease.

                7.5 Notwithstanding the above, Landlord shall, at its expense, repair and maintain the structural portions of the Building which shall constitute the foundation, bearing and exterior walls, subflooring, and roof and the plumbing, heating, ventilation, air conditioning, elevator, and electrical systems serving the Premises (other than the HVAC system serving, and the electrical systems within and specifically dedicated to, the computer room). Landlord shall give reasonable advance written notice to tenant of Landlord's repairs and significant maintenance work, unless such notice is impractical under the circumstances. Any repair to be done by Landlord to the Premises under this Lease shall be done promptly (under the circumstances) after notice by Tenant. In carrying out such repairs, and in performing the work under Section 3.1, Landlord shall avoid unnecessary interference with Tenant's use of the Premises. In the event of damage, destruction or condemnation of the Premises, the Building or the Property, the provisions of Sections 13 and 14 shall apply.

                7.6 Except as otherwise set forth in this Lease, Tenant waives the right to make repairs at Landlord's expense under any law, statute, or ordinance now or hereafter in effect except for costs incurred in an emergency to prevent imminent harm to life or property.

8.      Common Areas.

                8.1 Landlord shall maintain the Common Areas in good condition at all times, the cost of which shall constitute an Operating Expense except as otherwise provided in Section 6.3. Landlord shall have the right to establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use, and operation of the Common areas; and to make changes to the Common Areas, including without limitation changes in the location of lobbies, entrances, exits, vehicular parking spaces, parking areas, restrooms and elevators, or the direction of the flow of traffic, provided that no such changes shall impair Tenant's access to or use or enjoyment of the Premises.

                8.2 In this lease, "Common Areas," means all parts of the Building and related land areas and facilities outside the Premises and the premises leased or available for lease to other tenants, but constituting a part of the Property, and the common plumbing, sewage, electrical and telecommunications and data communications systems, pipes conduits, wires and appurtenant equipment of the Building.

9.      Utilities and Services.

                9.1 Landlord shall cause to be furnished to the Premises the following utilities and services, during generally recognized business hours: electricity for normal lighting and office machines, heat and air conditioning required in landlord's reasonable judgment in light of the HVAC equipment existing in the building on the date hereof for the comfortable use and occupation of the premises, and janitorial services. Tenant acknowledges that the


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        existing HVAC system in the Building is adequate for its needs outside of the computer room, subject to Landlord's repair obligations under
        Section 7. Business hours shall include 7:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 1:00 p.m., Saturdays, but legal holidays excluded. Computer chilling facilities and computer and telecommunications cabling shall be Tenant's responsibility.

                9.2 The provision and use of such utilities and services shall be in accordance with any applicable rules and regulations under this Lease. If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal by Landlord, and if such usage is not separately metered, Landlord may at its option require Tenant to pay, as Additional Rent, the cost, as fairly determined by Landlord, incurred in such extraordinary usage. Landlord shall base any such extra charges on the actual cost charged by the utility supplier. In addition, Landlord shall install separate meters in accordance with Section 9.4.

                9.3 At Tenant's request, Landlord shall furnish, at Tenant's expense, heat and air conditioning as described in Section 9.1 outside of generally recognized business hours, at rates charged by the utility supplier, and to be paid by Tenant as billed by Landlord.

                9.4 Electrical service shall be separately metered to the Premises, and Tenant shall pay for such use in the same manner as Rent, or shall pay the cost thereof directly to the service provider. Such charges shall constitute Additional Rent hereunder.

                9.5 Tenant shall have access to the Premises, together with all utility service, 24 hours per day, 7 days per week. Landlord currently provides Building security on working weekdays between 10:30 a.m. and 6:00 p.m. At Tenant's request, Landlord shall contract for Building security service for additional times. The cost of such additional security services shall be paid directly by Tenant or reimbursed to Landlord, as Additional Rent. In addition, Tenant shall contract directly for its own janitorial service.

                9.5 In the event of any failure or interruption of utilities and services for which Landlord is responsible, Landlord shall diligently attempt to resume service promptly. Landlord understands that the availability of continuous, 24-hour, year-round utility service is a material inducement to Tenant entering into this Lease. If the utilities or services that are required for Tenant's use and occupancy of the Premises and are the responsibility of Landlord hereunder are interrupted so that they are provided only intermittently or the utilities or services altogether cease to be provided to the Premises for any reason whatsoever, other than the fault of Tenant or causes beyond the control of Landlord Identified In Section 10.1, for a period of 72 consecutive hours, Tenant has the right to abate Base Rent from the first day of the interruption until the interrupted utilities or services are fully restored. Except as provided in the foregoing sentence, Tenant shall not be entitled to any abatement or reduction of Rent by reason of any failure or interruption of utilities or services, no eviction of Tenant shall result from any such failure or interruption, and Tenant shall not be relieved from the performance of any obligation in this Lease because of such failure or interruption.

                10. Limits on Landlord's Liability. Landlord's liability in respect of its obligations under Sections 7, 8 and 9 to repair and maintain portions of the Premises, Building and Common Areas and to provide utilities and services (collectively, "Repair and Service Obligations") is subject to the following limitations:

                10.1 Landlord shall not be liable for any failure of Repair and Service Obligations when such failure is caused by (i) third-party strikes, lockouts or other labor disturbance or labor dispute of any character, (ii) governmental regulation, moratorium or other governmental action, (iii) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel from the providers thereof, (iv) acts of God or (v) any other cause beyond Landlord's reasonable control.

                10.2 Subject to Section 10.1 and 9.5, Landlord shall not be liable for any failure of Repair and Service Obligations, unless such failure shall persist for five days after written notice of the need of such repairs or maintenance or of the interruption of services is given to Landlord by Tenant, except in an emergency, in which event notice may be telephonic and the five-day period shall be shortened to one day.

                10.3 If maintenance and repairs to the Premises, Building or Common Areas are caused in whole by the act, neglect, fault, or omission of any duty by Tenant, its agents, servants, employees, or invitees, Tenant shall pay to Landlord the costs of such maintenance and repairs, unless such maintenance and repairs are covered by insurance for which effective waivers of subrogation under this Lease are then in full force and effect.

                10.4 Except as specifically provided in this Lease, there shall be no abatement of Rent in any circumstance under this Lease.

                10.5 Landlord's maintenance and repairs shall be accomplished with the least possible amount of interference with the conduct of Tenant's business and, to the extent practicable, shall be done after normal business hours. Unless otherwise agreed, all maintenance or repair work to be performed by Landlord under this Lease shall be completed promptly but in any event within 24 hours in any emergency (as defined below) and within 30 days for all other repairs. If the work cannot be completed within 24 hours or 30 days, as the case may be, it shall be commenced within the applicable period and prosecuted continuously and diligently thereafter until completion. "Emergency" means a situation that (i) threatens the physical well-being of persons within the Premises, or (ii) materially disrupts the Tenant's use and/or occupancy of the Premises or any portion thereof.

                10.6 Without limiting the generality of this Section, in no event shall Landlord have any liability for consequential damages resulting from any act or omission of Landlord in respect of its Repair and Service Obligations, even if Landlord has been advised of the possibility of such consequential damages.

        11. Alterations and Additions by Tenant. With the prior written consent of Landlord, Tenant may make at its expense additional improvements or alterations to the Premises, beyond the Initial Improvements. Any repairs or new construction by Tenant shall be done in conformity with plans and specifications approved by Landlord and in conformity with all laws and legal requirements, by contractors approved by Landlord, and subject to Landlord's reasonable rules and regulations regarding such construction. All work performed shall be done lien-free In a workmanlike manner. Landlord may require that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to 150% of the estimated cost of any improvements, additions, or alterations in the Premises. Landlord shall not unreasonably withhold its consent to Tenant's proposed alterations or improvements if the conditions of this Section 11 are satisfied. Landlord may, if it so notifies Tenant of the time of initial consent, require Tenant to remove any improvements or alterations made under this Section 11 at the expiration or termination of the Term, such removal to occur at Tenant's expense; and Tenant shall repair all damage to the Premises or Building occurring as a result of such removal. In the event Tenant fails to remove any improvements or alterations as required by Landlord or repair any damage occurring during such removal, Landlord shall be entitled to remove any improvements or alterations or make such repairs, at Tenant's expense, and shall further be entitled to draw upon the Deposit. Any approval of Landlord required under this Section shall not be unreasonably withheld, conditioned or delayed; provided, however, that If Landlord does not respond to a request for consent within ten (10) days, such consent shall be deemed given. in addition, and notwithstanding anything to the contrary herein, Tenant may, without Landlord's prior written consent, but in conformity with all laws and legal requirements and subject to the other requirements of this Section 11, make alterations in and to the Premises which consist of data and telephone cabling and wiring, decorations, interior painting and nonstructural alterations that do not affect Building systems.

        12.     Insurance; Indemnity.

                12.1 Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for injury or damage to any person or property in or about the Premises, Building, Property or Common Areas by or from any cause whatsoever, including without limitation any acts or omissions of any other tenants, licensees or invitees of the Building.

                12.2 Tenant shall indemnify and defend (using legal counsel acceptable to Landlord) Landlord and hold Landlord harmless, from and against any and all loss, cost, damage, liability and expense (including reasonable attorneys' fees) whatsoever that may arise out of or in connection with Tenant's occupation, use or improvement of the Premises or the Building (including without limitation Tenant's access rights under Section 35 below), or that of its employees, agents, contractors, or invitees, or Tenant's breach of its obligations under this Lease. To the extent necessary to fully indemnify Landlord from claims made by Tenant or its employees, this indemnity constitutes a waiver, as between Landlord and Tenant only, of Tenant's immunity, if any, under the Washington Industrial Insurance Act, RCW Title 51. This indemnity shall survive the expiration or termination of the Term.

                12.3 The foregoing exculpation, release and indemnity provisions shall not apply to the extent the subject claims thereunder were caused by Landlord's negligence or willful misconduct or by Landlord's failure to perform its obligations under this Lease. Landlord shall indemnify and defend (using legal counsel acceptable to Tenant) Tenant and hold harmless Tenant from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property that arises from the negligence or willful misconduct of Landlord, its employees, agents or contractors; or from any breach or default by Landlord in the performance of any of Landlord's obligations under this Lease. However, in no event shall Landlord have any liability to Tenant for consequential damages under this lease.

                12.4 Tenant shall procure and maintain throughout the Term at Tenant's expense, the following insurance:

                    12.4.1 Commercial general public liability insurance,
                insuring Tenant against liability arising out of the Lease and the use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $2,500,000 combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. Such policy shall insure the operations of independent contractors and contractual liability (covering the indemnity in Section 12.2) and shall: (i) name Landlord as an additional insured,
                (ii) provide a waiver of subrogation endorsements with respect to Landlord, and (iii) provide that it is primary and noncontributing with any insurance in force or on behalf of Landlord.

                    12.4.2 Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All-Risk") and sprinkler leakage. This insurance policy shall be upon all personal property for which Tenant is legally liable or that was installed at Tenant's expense, and that is located in the Building or Premises, including without limitation the Initial Improvements and all Tenant's furnishings, fixtures, furniture, fittings, and equipment and all improvements to the Premises installed by Tenant, in an amount not less than 90% of the full replacement cost thereof. Such policy shall also include business interruption coverage, covering direct or indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises or Building, in an amount as will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as additional insured parties, as their respective interests may appear.

                    12.4.3 Workman's Compensation and Employer's Liability
                Insurance (as required by state law).

                12.5 All policies of insurance to be obtained by Tenant hereunder shall be in a form satisfactory to Landlord and shall be issued by insurance companies holding a General Policyholder Rating of "A-" and a Financial Rating of "VII" or better in the most current issue of Best's Insurance Guide. Tenant shall provide Landlord with certificates of such insurance. No such policy shall be cancelable or reducible in coverage except after 30 days' prior written notice to Landlord. Tenant shall, within ten days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent.

                12.6 Landlord shall maintain liability and casualty insurance for the Building and Property adequate in Landlord's judgment to cover (with commercially reasonable deductibles) the risks customarily insured against by owners of properties similar to the Building.

                12.7 The proceeds of any insurance policies maintained by or for the benefit of Landlord shall belong to and be paid over to Landlord. Any interest or right of Tenant in any such proceeds shall be subject to Landlord's interest and right in such proceeds.

                12.8 Anything in this Lease to the contrary notwithstanding, Tenant and Landlord each waives its entire right of recovery, claims, actions, or causes of action against the other for loss or damage to the Premises, Building, or Property or any personal property of such party therein that is caused by or incident to the perils covered by normal extended coverage clauses of standard fire insurance policies carried by the waiving party and in force at the time of damage or loss. Tenant and Landlord each waives any right of subrogation it may have against the other party to the extent of recovery under any such insurance, and shall cause each insurance policy obtained by it to provide that the insurance company waives all right to recovery by way of subrogation against the other party in connection with any such loss or damage. If either Landlord or Tenant is unable to obtain its insurer's permission to waive any claim against the other party, such party shall promptly notify the other party of such inability.

                12.9 Tenant shall promptly notify Landlord of any casualty or accident occurring in or about the Premises.

        13.     Destruction.

                13.1 If the Premises or the Building is destroyed by fire, earthquake, or other casualty to the extent that they are untenantable in whole or in part and can be rebuilt and restored within 180 days from the date of destruction, then Landlord shall have the right but not the obligation to proceed with reasonable diligence to rebuild and restore the Premises or the Building or such part thereof. In the event of partial destruction of the Building and/or the Premises, to an extent not exceeding 25% of the full insurable value thereof, and if the damage thereto is such that the Building and/or the Premises may be repaired, reconstructed or restored within a period of 90 days from the date of such casualty, and if Landlord will receive insurance proceeds sufficient to cover the cost of such repairs and if Landlord's lender has not required the application of insurance proceeds to any indebtedness, the repayment of which is secured by the Property, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect.

                13.2 Landlord shall within 30 days after such destruction or injury notify Tenant whether Landlord intends to rebuild. If Landlord notifies Tenant that Landlord does not intend to rebuild, this Lease shall terminate upon the date of damage. If repair, reconstruction or restoration of the Premises cannot be completed within 180 days after the date of the damage, or if such work is commenced and is not, for any reason whatsoever, completed within 270 days, then Tenant may, at its option, terminate this Lease by written notice to Landlord within 20 days after Landlord's notice of its intent to rebuild or 20 days after expiration of the 270 day period, as the case may be.

                13.3 During the period from destruction or damage until restoration (or termination of this Lease), Rent shall be abated in the same ratio as that portion of the Premises which is unfit for occupancy shall bear to the whole Premises.

                13.4 Landlord shall not be required to repair any injury or damage by fire or other cause to, or to make any repairs or replacements of any panels, decoration, office fixtures, paintings, floor covering, or any other improvements to the Premises installed by Tenant. Instead, if Landlord repairs or rebuilds the Premises under this Section 13, Tenant shall repair or rebuild such Tenant-installed improvements and other items of property

                13.5 Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, the property of Tenant, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration.

        14.     Condemnation.

                14.1 If all or part of the Premises are taken under power of eminent domain, or sold under the threat of the exercise of said power, this Lease shall terminate as to the part so taken as of the date the condemning authority takes possession.

                14.2 If more then 25% of the floor area of Premises is taken by condemnation, Landlord or Tenant may, by written notice to the other within ten days after notice of such taking, terminate this Lease as to the remainder of the Premises as of the date the condemning authority takes possession or Tenant is dispossessed of the Premises, whichever is earlier.

                14.3 If Landlord or Tenant does not so terminate, this Lease shall remain in effect as to such remainder, except that the Rent shall be reduced in the proportion that the rentable floor area taken bears to the original rentable total floor area. However, if circumstances make abatement based on floor area unreasonable, the Rent shall abate by a reasonable amount to be determined by Landlord. In the event that neither Landlord nor Tenant elects to terminate this Lease, Landlord's responsibility to restore the remainder of the Premises shall be limited to the amount of any condemnation award allocable to the Premises, as reasonably determined by Landlord.

                14.4 Any award for the taking of all or part of the Premises under the power of eminent domain, including payment made under threat of the exercise of such power, shall be the property of Landlord, whether made as compensation for diminution in value of the leasehold or for the taking of the fee or as severance damages. Tenant shall only be entitled to such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right for the loss of or damage to improvements to the Premises installed by Tenant, Tenant's trade fixtures and removable personal property. Landlord shall not be liable to Tenant for the loss of the use of all or any part of the Premises taken by condemnation.

                14.5 Landlord shall have the exclusive authority to grant possession and use to the condemning authority and to negotiate and settle all issues of just compensation or, in the alternative, to conduct litigation concerning such issues; provided, however, that Landlord shall not enter into any settlement of any separate award that may be made to Tenant as described above without Tenant's prior approval of such settlement, which approval shall not be unreasonably withheld.

        15.     Assignment and Subletting.

                15.1 Tenant shall not assign this Lease, or sublet the Premises or any part thereof, either by operation of law or otherwise, or permit any other party to occupy all or any part of the Premises, without first obtaining the written consent of Landlord. Landlord shall not unreasonably withhold its consent to any assignment or sublease proposed by Tenant in accordance with this Section. Tenant shall propose such assignment or sublease by written notice to Landlord, and such notice shall specify an effective date which shall be not less than 30 days after the date of such notice. This Lease shall not be assignable by operation of law. Tenant shall further provide to Landlord other information and creditworthiness materials concerning any proposed assignee or sublessee as is reasonably requested by Landlord. Any consent required by Landlord under this Section shall not be unreasonably withheld, conditioned or delayed.

                15.2 Subject to Section 15.5, if Tenant is a corporation, any transfer of this Lease from Tenant by merger, consolidation, or liquidation, or any change in the ownership of or power to vote 50% or more of the outstanding voting stock of Tenant shall constitute an assignment under this Lease. If Tenant Is a partnership or limited liability company, any change In the Identity or majority ownership of partners or members in Tenant serving as general partner or manager or owning 50% or more of the outstanding economic interests in such entity shall constitute an assignment under this Lease.

                15.3 If Tenant proposes to sublet the entire Premises, Landlord shall, except as set forth in Section 15.5, have the right to recapture the Premises. Landlord may exercise such right by notice to Tenant within 10 days after receipt of Tenant's notice. Such recapture shall terminate this Lease as to the applicable portion of the Premises effective on the effective date proposed in Tenant's notice.

                15.4 If Landlord elects not to recapture and thereafter elects to gives its consent to the proposed assignment or sublease, (i) Landlord may charge Tenant a reasonable sum to reimburse Landlord for legal and administrative costs incurred in connection with such consent not to exceed $1,500 in any instance; (ii) In the event of a sublease, Landlord and Tenant shall share equally in any net rent and other net proceeds paid to Tenant in excess of the Rent to be paid to Landlord under this Lease; and (iii) in the event of an assignment or a sublease, Tenant shall remain liable to Landlord for the performance of all of Tenant's obligations under this Lease.

                15.5 Notwithstanding any other provision of this Section 15, Tenant shall be entitled to assign this Lease or sublease all or any portion of the Premises to any subsidiary of Tenant or to any affiliate of Tenant (as defined in the Securities Act of 1933), without the prior consent of Landlord; provided, however, that Tenant shall notify Landlord of any such assignment or sublease as soon as practicable, and no such assignment or sublease shall relieve Tenant of its obligations under this Lease. Notwithstanding any other provision of this Section 15, Landlord hereby consents to an assignment of this Lease, or a subletting of all or part of the Premises, to (a) any corporation in whom or with which Tenant may be merged or consolidated, provided that the net worth of the resulting corporation is at least equal to (i) the net worth of Tenant on the date hereof, or (ii) the net worth of Tenant immediately prior to such merger or consolidation, or (b) any entity to whom Tenant sells all or substantially all of its assets, provided that such entity expressly assumes all of Tenant's obligations hereunder. Landlord acknowledges that Tenant is a publicly-owned corporation, and Landlord agrees that, notwithstanding anything to the contrary in this Lease, any sales, exchanges or other transfers of stock in Tenant shall not constitute an assignment of this Lease or require Landlord's consent.

                15.6 In the event of any sale of the Building or Property, or any assignment of this Lease by Landlord, Landlord shall be relieved of all liability under this Lease arising out of any act, occurrence, or omission occurring after sale or assignment provided that Landlord shall be relieved of liability for the security deposit only if Landlord transfers the security deposit; and the purchaser or assignee at such sale or assignment or any subsequent sale or assignment of Lease, the Property, or Building, shall be deemed without any further agreement to have assumed all of the obligations of the Landlord under this Lease accruing after the date of such sale or assignment.

                15.7 Subject to the provisions of this Section, this Lease shall be binding upon and inure to the benefit of the parties, their heirs, successors and assigns.

        16.     Default.

                16.1 The occurrence of any one or more of the following events shall constitute a material default and breach of the Lease by Tenant ("Default"):

                    16.1.1 failure by Tenant to make any payment of Rent
                required as and when due, where such failure shall continue after receipt of five days' written notice from Landlord;

                    16.1.2 failure by Tenant to observe or perform any of the
                covenants, conditions, or provisions of this Lease, other than the payment of Rent, where such failure shall continue after 30 days' written notice from Landlord provided, however, that if the nature of Tenant's obligation is such that more than 30 days are required for performance, Tenant shall not be in default if Tenant commences performance within 30 days after Landlord's notice and thereafter completes such performance diligently and within a reasonable time; or

                    16.1.3 (i) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within 30 days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; (iv) the seizure by any department of any government or any officer thereof of the business or property of Tenant; and (v) adjudication that Tenant is bankrupt.

                16.2 Tenant shall notify Landlord promptly of any Default by Tenant (or event or occurrence which, with the passage of time, the giving of notice, or both, would become a Default) that by its nature is not necessarily known to Landlord.

                16.3 Landlord shall be in Default if it fails to observe or perform any of the covenants, conditions, or provisions of this Lease, where such failure shall continue after 30 days' written notice from Tenant; provided, however, that if the nature of Landlord's obligation is such that more than 30 days are required for performance, Landlord shall not be in Default if Landlord commences performance within 30 days after Tenant's notice and thereafter completes such performance diligently and within a reasonable time. Tenant shall copy Landlord's lender with any such notice of default, if Tenant has been provided with the name and address of any such lender.

                16.4 Notwithstanding any provisions in this Lease to the contrary, if Landlord is in Default under this Lease, Tenant may, without waiving any claim for damages for breach of agreement or any other rights or remedies it may have under this Lease at law, at any time thereafter do any of the following, if applicable under the circumstances:

                    (a) Cure the Default for the account of the Landlord, and
                any amount reasonably paid or any contractual liability reasonably incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord, and Landlord shall reimburse Tenant on demand.

                    (b) Abate Rent for the portion(s) of the Premises rendered unusable for Tenant's purposes.

                    (c) Terminate this Lease if Tenant's use and occupancy of
                the Premises or a material portion thereof are prevented or made dangerous.

                    (d) If the obligations of Landlord under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving the Landlord as the debtor, or following the rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code and the election of Tenant to remain in possession of the Premises in a bankruptcy or insolvency proceeding involving the Landlord as the debtor, to set off against Rent next due and owing under this Lease (i) any and all damages that it demonstrates to the Bankruptcy Code were caused by nonperformance of the Landlord's obligations under this Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (ii) any and all damages caused by the nonperformance of Landlord's obligations under this Lease following any rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code.

                Except as specifically provided otherwise above, in no event shall a default by Landlord under this Lease give rise to any right of Tenant to terminate this Lease or withhold or offset the payment of Base Rent or Additional Rent. The obligations of Tenant to pay Base Rent and Additional Rent shall continue unaffected in all events unless suspended or terminated pursuant to an express provision of this Lease.

        17.     Remedies in Default.

                17.1 In the event of any Default by Tenant, Landlord may, at any time without waiving or limiting any other right or remedy, do any one or more of the following: (i) reenter and take possession of the Premises, (ii) pursue any remedy allowed by law or equity,

        (iii) terminate this Lease and/or (iv) terminate any options to extend the Term, if then exercised.

                17.2 Whether Landlord has elected to terminate this Lease or not Tenant shall pay Landlord the cost of recovering possession of the Premises, the expenses of reletting, and any other costs or damages arising out of Tenant's Default, including without limitation the costs of removing persons and property from the Premises, the costs of preparing or altering the Premises for reletting, broker's commissions, and attorneys' fees.

                17.3 No re-entry or taking possession of the Premises by Landlord pursuant to this Section or acceptance of Tenant's keys to or surrender of the Premises shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant,

                17.4 Notwithstanding any reentry or termination, the liability of Tenant for the Rent shall continue for the balance of the Term, and Tenant shall make good to Landlord any deficiency arising from reletting the Premises at a lesser rent than the Rent provided for in this Lease. Tenant shall pay such deficiency each month as the amount thereof is ascertained by Landlord, provided that Landlord is obligated to exercise reasonable efforts to mitigate its damages by reletting the Premises, and Tenant's liability shall be limited to the amount of rent that could not reasonably have been achieved even if Landlord had mitigated its damages by reletting the Premises.

        18. Access. Landlord acknowledges that the Premises will be a high security area for Tenant, and that any access to the Premises by Landlord or its invitees for any purposes under this Lease shall be permitted by Tenant only after at least twenty-four (24) hour notice (which may be telephonic) from Landlord (except in the event of an emergency, in which event Landlord shall endeavor to give advance telephonic notice) and shall be conducted only in the presence of an escort or employee which shall be provided by Tenant. Landlord shall also comply with reasonable sign-in procedures and shall provide the name, affiliation and business purpose of each such visit by Landlord or its invitees. Landlord may also show the Premises to prospective purchasers or tenants at reasonable times, provided that Landlord shall not interfere with Tenant's business operation, provided that Landlord shall cause such persons to comply with the security measures described above, and Landlord shall identify such persons by name and affiliation in its notice to Tenant. In the event Tenant objects to the identity of such person on the basis that it is a direct or indirect competitor of Tenant, such person shall not have access to the Premises. Tenant may also require Landlord and any such prospective visitor, tenant or purchaser to execute a commercially reasonable confidentiality agreement as a condition of access.

        19. Hold-Over Tenancy. If without execution of a new Lease or written extension Tenant shall hold over after the expiration or termination of the Term, with Landlord's written consent, Tenant shall be deemed to be occupying the Premises as a Tenant from month to month, which tenancy may be terminated as provided by law, unless the parties agree otherwise at the time of Landlord's consent. If Tenant shall hold over after expiration or termination of the Term without Landlord's written consent, the Base Monthly Rent payable shall be 150% of the Base Monthly Rent payable in the last month prior to expiration or termination of the Term, and Tenant shall continue to pay Additional Rent. During any such tenancy, Tenant shall continue to be bound by all of the terms, covenants, and conditions of this Lease, insofar as applicable.

        20. Compliance with Law. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any applicable law, statute, ordinance, or governmental rule or regulation and any restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, Building, or Property, now or hereafter in force ("Laws"). Landlord represents and warrants to Tenant that (a) any such restrictive covenants and obligations created by private contracts are not inconsistent with, and do not adversely affect, this Lease, and (b) as of the date of execution of this Lease, to Landlord's knowledge, the Premises and Building comply with all laws and can be legally occupied by Tenant for the uses permitted hereunder. In its use, occupancy and alteration of the Premises, Tenant shall at its sole cost and expense promptly comply with all Laws, including without limitation the Americans with Disabilities Act, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the use or occupancy of the Premises. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action, whether Landlord be a party thereto or not, that Tenant has violated any Laws, shall be conclusive of the fact as between Landlord and Tenant.

        21. Rules and Regulations. Tenant shall faithfully observe and comply with the reasonable rules and regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all reasonable modifications to such rules and regulations. Additions and modifications to rules and regulations shall be binding on Tenant 30 days after delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any rules or regulations by any other tenants or occupants of the Building.

        22. Parking. Tenant shall have the right to use, in common with other tenants and occupants of the Building, one parking stall per entire multiple of 2,000 rsf then occupied by Tenant (other than storage space), in the parking facility located within the Building. The parking facility shall be available for use by all tenants of the Building, their guests and invitees, but may, at Landlord's election, be designated by Landlord. Tenant shall pay, as Additional Rent, the market rate charges that Landlord that may establish or alter for such parking facilities from time to time, for the number of spaces allocable to Tenant, except to the extent Tenant has agreed to reduce the number of parking stalls allocated to Tenant by notice to Landlord. As of the date of this Lease, the monthly parking rate is $180.00.

        23. Estoppel Certificates. Tenant shall execute, within 20 days following Landlord's request, a certificate in such reasonable form as may be required by Landlord or a prospective purchaser, mortgagee or trust deed beneficiary, or Landlord's successor after a sale or foreclosure, certifying:
(i) the Commencement Date of this Lease, (ii) that the Lease is unmodified and in full force and effect, (or if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) that there have been no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement, (iv) the dates to which the Base Monthly Rent, Additional Rent and other charges have been paid, and (v) any other information reasonably requested by the requesting party. Such certificate may be relied upon by Landlord and/or such other requesting party. Tenant shall use diligent efforts to deliver said statement promptly upon request and shall deliver such statement within 20 days of request. In any event, Tenant's failure to deliver said statement within 20 days of request, shall constitute Tenant's admission of the facts as stated in the proposed certificate.

        24. Subordination. Landlord represents and warrants to Tenant that it is the sole owner in fee simple of the Building, subject to a deed of trust in favor of Washington Mutual Bank and various other exceptions (but no other liens or encumbrances for borrowed money). Tenant agrees that this Lease shall be subordinate to the lien of any mortgage, deeds of trust, or ground leases now or hereafter placed against the Property or Building, and to all renewals and modifications, supplements, consolidations, and extensions thereof. Notwithstanding the foregoing, Landlord reserves the right, however, to subordinate or cause to be subordinated any such mortgage, deed of trust or ground lease to this Lease. Tenant shall have the continued quiet enjoyment of the Premises free from any disturbance or interruption by any successor to Landlord's interest existing or first mortgagee or beneficiary of a deed of trust, or any purchaser at a foreclosure or private sale of the Property as a result of Landlord's default under such mortgage or deed of trust, so long as Tenant performs its obligations under this Lease. Upon a foreclosure or conveyance in lieu of foreclosure under such mortgage or deed of trust, or a termination of such ground lease, and a demand by Landlord's successor, Tenant shall attorn to and recognize such successor as Landlord under this Lease. Tenant shall execute and deliver on request and in the form reasonably requested from time to time by Landlord or its successor, any instruments reasonably necessary or appropriate to evidence, effect or confirm such subordination, provided that such instruments confirm that Tenant's right to quiet enjoyment of the Premises in accordance with the provisions of this Lease shall not be disturbed. Should Tenant fail to sign and return any such documents within 10 business days of request, Tenant shall be in Default. Notwithstanding the foregoing, Landlord agrees to use diligent efforts to obtain for Tenant's benefit a commercially reasonable subordination, non-disturbance and attainment agreement from Washington Mutual Bank within 15 days after mutual execution of this Lease.

                25. Removal of Property. On expiration or other termination of this Lease, Tenant shall remove (i) all personal property of Tenant on the Premises, including without limitation all Tenant's furnishings, fixtures, furniture, fittings, data cabling, data wiring and equipment and those items designated as Tenant's property in the schedule provided for under Section 3 or as otherwise provided in Section 3.3; (ii) all improvements to the Premises installed by or at the expense of Tenant other than such improvements as have become the property of Landlord under this Lease; and (iii) at Landlord's request, made at the time of initial consent, all non-standard or specialty improvements made to the Premises by Landlord or Tenant (other than the electrical vault and the structural frame on the roof for the generator and computer room HVAC system). Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises resulting from the installation or removal of such property of Tenant. All property of Tenant remaining on the Premises after reentry or termination of this Lease shall be deemed abandoned and may be removed by Landlord. Landlord may store such property of Tenant in any place selected by Landlord, including but not limited to a public warehouse, at the expense and risk of the owner thereof, with the right to sell such stored property of Tenant without notice to Tenant. The proceeds of such sale shall be applied first to the cost of such sale, second to the payment of the cost of removal and storage, if any, and third to the payment of any other amounts that may then be due from Tenant to Landlord under this Lease, and any balance shall be paid to Tenant.

                26. Personal Property Taxes. Tenant shall pay prior to delinquency all personal property taxes, if any, payable with respect to all property of Tenant located on the Premises or the Building and promptly upon request of Landlord shall provide satisfactory evidence of such payment. "Personal property taxes" under this Section shall include all property taxes assessed against the property of Tenant, whether assessed as real or personal property.

                27. Notices. All notices under this Lease shall be in writing. Notices shall be effective (i) 3 business days after mailed by certified mail, return receipt requested or(ii) when personally delivered (including without limitation by messenger service). Either party may change its address and fax number for notices by notice to the other from time to time. The parties' addresses for notices are as follows:

Landlord                                    Tenant

1 100 Second Avenue Limited Partnership     Amazon.com, Inc.
c/o Second Avenue Properties, Inc.          1516 Second Avenue, 4th Floor
Attn: Robert A. Hubbard                     Seattle, Washington 98101
3533 262nd Ave. S.E.                        Attn: General Counsel
Issaquah, Washington 98029                  fax:__________________________

fax:    206-391-2453

with a copy to:                             with a copy to:

Phillips McCullough Wilson Hill & Fikso     Perkins Coie
Attn: Robert B. Fikso                       Attn: William L. Green
2025 First Avenue, Suite 1130               1201 Third Avenue, 40' Floor
Seattle, Washington 98121-2100              Seattle, Washington 98101

fax: 206-448-3444                           fax: 206-583-8500

        28.     [Intentionally Omitted.]

        29.     Hazardous Substances.

                29.1 Tenant shall not, without first obtaining Landlord's prior written approval, generate, release, store, deposit, transport, or dispose of (collectively "Release") any hazardous substances, sewage, petroleum products, hazardous materials, toxic substances or any pollutants or substances, defined as hazardous or toxic in applicable federal, state and local laws and regulations ("Hazardous Substances") in, on or about the Premises, except for normal quantities of customary office products used as intended by the manufacturer (including, but not limited to, diesel fuel for the emergency generator) and in compliance with Laws. In the event, and only in the event, Landlord approves such Release of Hazardous Substances on the Premises, such Release shall occur safely and in compliance with all applicable Laws.

                29.2 Tenant shall indemnify and defend (with counsel approved by Landlord) Landlord, and hold Landlord harmless, from and against any and all claims, liabilities, losses, damages, cleanup costs, and expenses (including reasonable attorneys' fees) arising out of or in any way relating to the Release by Tenant or any of its agents, representatives, employees or invitees, or the presence of any Hazardous Substances in, on or about the Premises occurring as a result of or in connection with Tenant's use or occupancy of the Premises at any time after the Commencement Date.

        Landlord shall indemnify and defend (with counsel approved by Tenant) Tenant, and hold Tenant harmless, from and against any and all claims, liabilities, losses, damages, cleanup costs, and expenses (including reasonable attorneys' fees) arising out of or in any way relating to the Release by Landlord or any of its agents, representatives, employees or invitees, or the presence on the date hereof of any Hazardous Substances in, on or about the Premises or the Building.

                29.3 Landlord shall have the right, subject to Section 18, from time to time to enter the Premises, Building and Property and inspect the same for the presence of Hazardous Substances and compliance with the provisions of this Section upon a reasonable suspicion by Landlord that there may be Hazardous Substances in the Premises in violation of Tenant's obligations under this Lease.

                29.4 The provisions of this Section shall survive the expiration or termination of this Lease with respect to any occurrences during the Term.

        30. Signs. Tenant shall not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises any symbols, drapes, or other materials without the written consent of Landlord. Tenant shall observe and comply with the requirements of all Laws applicable to signage.

        31.     General Provisions.

                31.1 Attorneys' Fees. In the event of any litigation, arbitration or other proceeding (including proceedings in bankruptcy and probate and on appeal) brought to enforce or interpret or other wise arising under this Lease, the substantially prevailing party therein shall be entitled to the award of its reasonable attorneys' fees, witness fees, and court costs incurred therein and in preparation therefor.

                31.2 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Washington.

                31.3 Cumulative Remedies. No remedy or election under this Lease shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

                31.4 Exhibits; Addenda. Exhibits and Addenda, if any, affixed to this Lease are a part of and incorporated into this Lease.

                31.5 Interpretation. This Lease has been submitted to the scrutiny of all parties hereto and their counsel, if desired, and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

                31.6 Joint Obligation. If there is more than one Tenant under this Lease, the obligations hereunder imposed upon Tenants shall be joint and several.

                31.7 Keys. Upon expiration or termination of this Lease, Tenant shall surrender all keys to the Premises to Landlord at the place then fixed for payment of Rent and shall inform Landlord of all combination locks, safes, and vaults, if any, in the Premises.

                31.8 Late Charges; Interest. Late payment (i.e., payment not made within 5 days after its due date) by Tenant to Landlord of Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be difficult and impractical to ascertain. Such costs include without limitation processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, Tenant shall pay to Landlord as Additional Rent a late charge equal to three percent of such installment as liquidated damages for such late payment, other than for time value damages. A $50.00 charge will be paid by Tenant to Landlord for each returned check. In addition, any Rent or other sums due under this Lease to Landlord that is not paid when due shall bear interest at the rate per annum of two percent over the prime rate in effect at Seafirst Bank, Main Office (or its successor), on the day such Rent or other sum was due. The existence or payment of charges and interest under this Section shall not cure or limit Landlord's remedies for any Default under this Lease.

                31.9 Light, Air, and View. Landlord does not guarantee the continued present status of light, air, or view in, to or from the Premises.

                31.10 Measurements. All measurements of the Premises stated in this Lease, even if approximations, shall govern and control over any actual measurement of the Premises. Except as provided otherwise in
        Section 1, the Rent provided in this Lease and Tenant's Share shall not be modified or changed by reason of any measurement or re-measurement of the Premises that may occur after the date of this Lease, and is agreed by Landlord and Tenant to constitute the negotiated rent for the Premises.

                31.11 Name. Tenant shall not use the name of the Building for any purpose other than as an address of the business conducted by the Tenant in the Premises.

                31.12 Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreements or understandings pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

                31.13 Recordation. Tenant shall not record this Lease or a short form memorandum of this Lease without the prior written consent of Landlord which shall not be unreasonably withheld.

                31.14 Severability. That any provision of this Lease is invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision of this Lease and such other provision shall remain in full force and effect.

                31.15 Time. Time is of the essence of this Lease and each of its provisions.

                31.16 Waiver. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord's duly authorized representatives. The waiver by either party of any provision of this Lease shall not be deemed to be a waiver of such provision or any other provision, in any subsequent instance. The acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding Default or breach by Tenant under this Lease, whether known or unknown to Landlord, other than the failure of the Tenant to pay the particular Rent so accepted.

                31.17 No Waste. Tenant shall not commit or suffer to be committed any waste, damage or nuisance in or upon the Premises.

                31.18 Quiet Enjoyment. Provided Tenant observes its obligations under this Lease, its quiet enjoyment of the Premises throughout the Term shall not be disturbed.

        32.     Authority of Tenant.

                32.1 If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that (s)he is duly authorized by all necessary action of the directors of Tenant to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms.

                32.2 If Tenant is a partnership or limited liability company, each individual executing this Lease on behalf of Tenant represents and warrants that (s)he is duly authorized in accordance with Tenant's partnership agreement or limited liability company agreement by all necessary action of the partners or members or managers of Tenant to execute and deliver this Lease on behalf of Tenant, and, and that this Lease is binding upon Tenant in accordance with its terms.

                33. Commissions. Landlord shall pay the commissions of Washington Partners, pursuant to a separate letter of agreement between Landlord and such broker. Each party represents and warrants to the other that it has not had dealings with any real estate broker or agent other than those identified above with respect to this Lease that would cause the other party to have any liability for any commissions or other compensation to such broker or agent, and that no such broker or agent has asserted any claim or right to any such commission or other compensation. Such representing party shall defend and indemnify the other party and hold the other party harmless from and against any and all loss, cost, liability, damage and expense (including reasonable attorneys' fees) whatsoever that may arise out of the breach of such representation and warranty.

                34. HVAC; Auxiliary Power Generator. Landlord shall provide space in the parking garage of the Building and/or on the roof of the Building, in a location approved by Landlord, sufficient to accommodate the installation of Tenant's auxiliary generator. Tenant may install such generator at its expense as part of or after the Initial Improvements work. Tenant may also install the computer room HVAC System on the roof, together with such structural support as may be required by Tenant and approved by Landlord consistent with the terms of this Lease. Landlord makes no representation as to the suitability of the roof or garage for such generator or HVAC System. The generator and HVAC System shall be installed and operated in accordance with all laws and legal requirements.

                35. Ingress and Egress for Equipment. Tenant shall have the right, exercisable from time to time during the first 60 days of the Term, to use the staircase adjacent to the entrance to the south half of Floor 1 of the Building, as shown on Exhibit B, for purposes of delivery and removal of Tenant's equipment that cannot be accommodated in the freight elevator. After the first 60 days of the Term, Tenant shall use the east elevator in the Floor 2 bank of three elevators (the "East Elevator") for purposes of such delivery and removal, subject to the following conditions: (a) Tenant's access to the East Elevator shall be from the Building garage or loading dock area directly to the common area of Floor 2; (b) Tenant shall remove the East Elevator Door and deliver and remove Tenant's equipment through the East Elevator shaft; (c) Tenant shall provide Landlord two weeks' prior written notice of such use of the East Elevator, which use shall be limited to the hours between 6:00 p.m. Friday and 6:00 p.m. Sunday; (d) Tenant shall be entitled to use the East Elevator for removal and delivery of equipment no more than five times during the Term. Tenant shall promptly repair any damage to the Building, including damage to any other tenant's premises, the common area, and the East Elevator, caused by the use of the equipment ingress and egress rights under this Section. -

                36. Reimbursement of Landlord. Tenant shall reimburse Landlord for the amount, up to $3,000, actually incurred by Landlord for electrical, structural and other studies deemed appropriate by Landlord to assess, monitor and regulate the effect of Tenant's Initial Improvements on the operation of the Building generally. Tenant shall make such reimbursement to Landlord within 30 days of Landlord's request, which request shall include reasonable evidence of such costs.

EXECUTED the day and year above written.

                                 LANDLORD:

                                 1100 SECOND AVENUE LIMITED PARTNERSHIP

                                 By Second Avenue Properties, Inc.,
                                 General Partner

                                 BY   /s/ ROBERT A. HUBBARD
                                    ---------------------------------------
                                      Robert A. Hubbard, its Vice President


                                 TENANT:

                                 AMAZON.COM, INC.


                                 BY /s/ RICK DALZELL
                                    ---------------------------------------
                                    Rick Dalzell   ,its     CIO/VP
                                    ---------------     -------------------

STATE OF WASHINGTON   )
                      )ss.
COUNTY OF KING        )


        On this 17th day of April, 1998, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared Robert A. Hubbard, to me known to be the Vice President of SECOND AVENUE PROPERTIES, INC., General Partner of 1100 SECOND AVENUE LIMITED PARTNERSHIP, the limited partnership that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and said limited partnership, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute the said instrument on behalf of said corporation and said limited partnership.

        WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.


                            /s/ STEVE C. HECHMAN
                            -------------------------------------------------
                            Name       Steve C. Hechman
     [SEAL]                     ---------------------------------------------
                            NOTARY PUBLIC in and for the State of Washington, residing at Seattle
                                       --------------------------------------
                            My commission expires          5/7/01
                                                  ---------------------------

STATE OF WASHINGTON     )
                        )ss.
COUNTY OF.  KING        )

        On this 17th day of April, 1998, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared Rick Dalzell to me known to be the CIO/VP of AMAZON.COM INC., the corporation that executed the foregoing instrument, And acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute the said instrument on behalf of said corporation.

        WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day year first above written.

                            /s/ LAURA LEE ELDER
                            -------------------------------------------------
                            Name       Laura Lee Elder

                            NOTARY PUBLIC in and for the State of Washington, [SEAL]
                            NOTARY PUBLIC in and for the State of Washington, residing at MTLK Terrace
                                       --------------------------------------
                            My commission expires          11/20/01
                                                  ---------------------------

                                    EXHIBIT A
                          LEGAL DESCRIPTION OF PROPERTY


The land is located in the county of King, state of Washington, and is described as follows:

        LOTS 1, 4, 5 AND 8, BLOCK 14, ADDITION TO THE TOWN OF SEATTLE, AS LAID OUT ON THE CLAIMS OF C. D. BOREN AND A.A. DENNY AND H.L. YESLER (COMMONLY KNOWN AS C.D. BOREN'S ADDITION TO THE CITY OF SEATTLE), ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 1 OF PLATS, PAGE(S) 25, IN KING COUNTY, WASHINGTON;

        EXCEPT THE WESTERLY 12 FEET THEREOF CONDEMNED IN DISTRICT COURT CAUSE NO. 7097 FOR THE WIDENING OF SECOND AVENUE AS PROVIDED BY ORDINANCE NUMBER 1107 OF THE CITY OF SEATTLE;

        TOGETHER WITH THAT PORTION OF THE VACATED ALLEY ADJOINING, WHICH UPON VACATION, ATTACHED THERETO BY OPERATION OF LAW.

                                                                       EXHIBIT B








                                                             BASEMENT FLOOR PLAN

                                                                       EXHIBIT C


               [SKILLING WARD MAGNUSSON BARKSHIRE INC. LETTERHEAD]



                                                                         Page 1
INTRODUCTION

Purpose

      The purpose of this review is to access, to the extent possible, the overall structural condition and possible seismic performance of the 1100 Second Avenue Building in Seattle. This assessment includes the review of the Building's structural condition, based primarily on observation, and its seismic capability relative to FEMA-178. Handbook for the Seismic Evaluation of Existing Buildings. Our work has not included an estimate of the Probable Maximum Loss in the event of a rare earthquake.

      This report contains the Scope of Services provided, a discussion of the Site Investigation and Document Review that was performed, assumptions regarding the Site Seismic Condition, a section presenting the Building Description, and a discussion of the Criteria for Seismic Review employed. The final sections present the Summary of Findings and Recommendations, including a discussion of regulatory issues and a rough order of magnitude costs.

Scope of Services

      The following services were performed as part of the structural and seismic review.

      1.  Visits to the site.
      2.  Collection and review of existing documentation for both buildings.
      3.  Review the buildings' overall structural condition.
      4. Review the buildings' seismic capability relative to FEMA-178, NEHRP Handbook for the Seismic Evaluation of Existing Buildings.
      5. Development of recommendations, prioritization, and relative costs for improvements.
      6. Preparation of this report, outlining the findings of the above reviews and noting issues which do not meet the stated standard.

      The above scope of services were authorized by an agreement dated June 17, 1997 and signed by Robert Hubbard on June 18.

Limitations

      Our professional services have been performed using the degree of care and skill ordinarily exercised, under similar circumstances, by reputable structural engineers practicing in this area. No other warranty, expressed or implied, is made as to the professional advice included in this report. This report has been prepared for Robert Hubbard and McKensay Real Estate Services Inc. This report has not been prepared for use by other parties, and may not contain sufficient information for purposes of other parties or other users.

--------------------------------------------------------------------------------

SITE INVESTIGATION AND DOCUMENT REVIEW

      On-site observations were made on June 15 and 26, 1997 to evaluate the general condition of the buildings and to compare, where possible, as-built conditions with existing construction documents. These observations were conducted to the extent that existing conditions were observable without exploratory demolition or excavation. Our evaluation of the underlying structure was inferred from the condition of the finishes. No material tests were conducted. The findings of the site investigation are presented in the Summary of Findings section.

The drawings available for our review are presented in Table I.


                                    Table I

                         Drawings Available for Review




1906              Architectural Drawings, including          1/23/07      Saunders and
                  floor plans, elevations and sections.                   Lawson


                  Structural Steel Election Drawings.        8/24/06      American
                                                                          Bridge Co.

1958              Structural Drawings, S1-S15                2/10/58      Peter
                                                                          Hosmark

1989 Seismic      Structural Drawings, S:1 & S;2             7/5/89       TRA


In most areas, the drawings provided a relatively clear definition of the structural systems. Also, the site investigations verified that the buildings appear to comply with the details and notes on the drawings, where conditions were visible. The most glaring exceptions is in the 1906 Building, where original drawings were based on a full build-out of eight floors. Only four floors were constructed at that time and a fifth was added at a later date. No drawings were available for this addition. Assumptions were made regarding structural conditions not shown. These assumptions were used to complete the structural analysis.

Also available for our review was a Identification of the Property, prepared sometime subsequent to 1995. This document contains relevant legal information as well as a detailed history of the buildings on the site, including the dates of significant improvements and changes in ownership. The physical condition of the buildings was assessed briefly as "average to good" and no significant deferred maintenance was noted.

Photographs were taken during our site investigation. Selective photographs of the buildings are included in Appendix A.

                                                                          Page 3
--------------------------------------------------------------------------------


SITE SEISMIC CONDITIONS

Introduction

        The 1100 Second Avenue Building is located in downtown Seattle. The western portions of the Pacific Northwest have experienced significant seismic activity in the past 150 years and many large earthquakes in geologically recent time. It is recognized that the Pacific Northwest is one of the higher earthquake hazard regions in the United States.

        There are three different, although related, source mechanisms that produce earthquakes in the Pacific Northwest (1) crustal, or shallow, earthquakes, (2) intraplate earthquakes, and (3) subduation earthquakes. However, when compared to coastal California, the seismicity of the Pacific Northwest is not as well understood with regard to fault locations, activity, and recurrence intervals. A more in-depth discussion regarding earthquake source mechanisms and hazard terminology can be found in Appendix B.


Seismicity at the Site

        As described above, 1100 Second Avenue is located in one of the higher earthquake hazard regions in the United States. The earthquake ground motion associated with an event that is expected to occur every 475 years was used to assess the likely performance of the buildings. In terms of probability, this earthquake ground motion has a 10 percent probability of exceedance in 50 years. This ground motion is also consistent with the earthquake ground motion used in the design of new buildings (as defined in the 1994 Uniform Building code) and the evaluation of existing buildings (as defined in FEMA-178). Finally, this ground motion is often referred to as the Design Basis Earthquake
        (DBE) and can be generated on any of the known seismic sources described above. Although the DBE for a source is defined as that level of ground motion that, on average, is expected to occur once every 475 years, it may actually occur more or less often. Also, it is not the strongest ground motion which could ever occur at the site. It is, however, a reasonable estimate of the strongest shaking likely to occur during the buildings' lives.

        The ground motion parameters used to review the buildings' seismic capability, relative in FEMA-178, are presented in table II. These ground motion parameters are based on the latest research performed by the United States Geological Survey (USGS). The USGS is nearing completion of their periodical updates -- the parameters presented below reflect these results.


                                       Table II
                               Ground Motion Parameters
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------
        Peak Ground Acceleration (PGA)         .030g            FEMA-178 Review
        ------------------------------------------------------------------------
        Maximum Shaking Intensity (MMI)        VIII             PML Estimate
        ------------------------------------------------------------------------


                                                                          Page 4
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BUILDING DESCRIPTION

The 1100 Second Avenue Building is composed of two smaller buildings constructed at vastly different times. The buildings were constructed against one another and in the 1980s, mechanical connections were constructed reinforcing the linkage between the structures. For this reason, analysis of seismic performance assumed that the buildings would act as one.

1906 Building (Baillargeon Building)

     The southern half of the block was constructed in 1906-07, a half century before the northern half of the block. The building is five stories tall and rectangular, about 108 feet by 120 feet. It occupies a hillside site, sloping downward from east to west between the alley and Second Avenue. The structure is composed of structural steel columns, beams and purlins supporting a concrete floor slab. Concrete is also cast around the steel members to serve as fire resistance. Foundation support is provided by a steel grillage that cast in concrete.

     The building was designed, at that time, to be eight stories tall. Initial construction, however, stopped at four floors, with one additional floor added probably before the adjacent portion of the structure was constructed in 1958. No drawings of the fifth floor addition were available for our review. Architectural finish is composed primarily of terra cotta tiles and these are supported by an infill brick and clay die system.

     Resistance to wind and seismic forces is provided by a moment frame along the street and alley elevations and a braced frame against the party wall. These methods, while providing some nominal resistance to lateral loads, were not designed with earthquakes in mind.

1958 Building (National Bank of Commerce Annex)

     In 1958, a five-story building was constructed immediately north of the existing Baillargeon Building. This building has a similar size and siting to its neighbor.

     This building is also steel. It supports gravity loads using structural steel columns, beams, and purlins. These, in turn support concrete floor slabs. Foundation support is provided by spread footings.

     Lateral support, in this case, is provided by cast-in-place concrete exterior walls. These either act as moment frames composed of deep beams and wide columns, or as shear walls. The walls are cast around the underlying steel frame, consequently they do not support any vertical loading. Along the Second Avenue facade, the walls are reduced to a moment frame of conventional sizes. Since the Seattle Building Code at the time included some earthquake provisions, this building was designed with these forces in mind.

     The building is sheathed in terra cotta like its neighbor, but the underlying support is provided by the concrete walls rather than brick or clay tile.

                                                                          Page 5
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CRITERIA FOR SEISMIC REVIEW

To ascertain the buildings, probable seismic performance, FEMA-178 is used as the primary methodology. A brief discussion regarding Seismic Evaluation of Existing Buildings, followed by a discussion of the Background of FEMA-178, is presented below.

Seismic Evaluation of Existing Buildings

     Evaluation of an existing building for potential damage from an earthquake requires balancing structural engineering, economic, Life Safety, and policy concerns. No code currently exists as a benchmark for an earthquake assessment. Consequently, priorities regarding loss of life and/or building damage in the event of an earthquake must be developed.

     The desired level of risk-reduction determines the philosophy of the earthquake assessment. There are a number of earthquake assessment philosophies representing various performance goals. Our seismic review of the buildings is based on the Life Safety Philosophy of FEMA-178.

Background of FEMA-178

     The purpose of FEMA-178 is to provide guidance in the review of a building's response to earthquake based on a Life Safety Philosophy. The intent is to prevent collapse and allow buildings to be safely existed. Life safety is the primary concern; reoccupancy and damage to the building are not a consideration under this philosophy.

     FEMA-178. NEHRP Handbook for the Seismic Evaluation of Existing Buildings. Is a standard assessment philosophy developed by the Building Seismic Safety Council (BSSC) for the Federal Emergency Management Agency (FEMA).

     The philosophy follows two basic courses. The first is an empirical evaluation of building elements based on historic evidence regarding hazards. The second is an evaluation of the building using earthquake forces that the building is intended to resist. An expert panel developed these forces to be consistent with a Life Safety Philosophy.

     A building does not meet the Life Safety objective of this handbook if any of the following events occur during an earthquake:

     o    The entire building collapses.
     o    Any portions of the building collapse.
     o    The components of the building fail and fall.
     o The exit and entry routes are blocked, preventing evacuation and restate of the occupants.

                                                                          Page 6
--------------------------------------------------------------------------------

     The approach used by FEMA-178 and the UBC, with respect to development of the seismic forces on the buildings, is very similar. However, the acceptance criteria is, necessarily, different since FEMA-178 is an evaluation document whereas the UBC is a design document. A brief discussion regarding the FEMA-178 approach is presented below.

FEMA-178 Approach

     The FEMA-178 approach is based on a pre-arranged set of checklists for common building types designed to identify flaws and weaknesses. The checklist is a collection of positive evaluation statements describing building characteristics that are essential if the failures observed from past earthquakes are to be avoided. True statements identify conditions that are acceptable and false statements identify conditions that need further investigation. These checklists were completed as part of this review.

     The basic approach of FEMA-178 is to select a Response Modification Factor, R, for the structure. The 1906 and 1958 buildings are joined structurally and thus, a single response factor of 6.0 (Non-load bearing shear walls) was chosen for both. This factor combined with building weight (14,200,000 and 10,600,000 pounds respectively), local seismic forces (.25g), gives a lateral force of 1,444 kbps.

     This force was used to test each of the principal components of the existing lateral force resisting system.

                                                                          Page 7
--------------------------------------------------------------------------------

SUMMARY OF FINDINGS

Introduction

        The scope of work for this report includes a review of both the existing structural condition of the building as well as an analysis of its potential seismic capabilities. Generally, the structure at 1100 Second Avenue, both the 1906 and 1958 buildings, appear to be in good condition. No significant deficiencies, which would reduce the capabilities of the existing structure to handle either gravity or lateral loads, were noted during our two visits to the site.

        Earthquake forces are resisted in different ways by each of the buildings on the site; however, the buildings were not only constructed against one another, but were connected in the 1989 renovation completed by TRA. Consequently, our findings below are based on an assessment of the structures together.

        Since the buildings are not likely to behave individually in seismic events, the recommendations for remediation are based on considering 1100 Second Avenue as a unit. For the most part, considering the buildings together has positive consequences for both the types and costs of remediation suggested.

Condition Survey Findings

        1100 Second Avenue has remained, for the most part, a fully-functioning office building during the entirety of its life. As a result, it has been both well-maintained and apparently repaired as necessary. Condition issues noted during our visit to the site were minor and no deterioration of the capability of the structure was noted.

        Minor deterioration associated with roof leaks, now apparently repaired, was noted. This leakage was noted primarily in the penthouse and other service areas of the building. In addition, some minor deterioration of the cladding was noted immediately under the bridge which connects the 1100 Second Avenue and 1111 Third Avenue buildings. In neither case was structural deterioration noted. The cause of damage in each incidence is water and in the case of the bricks beneath the bridge, the damage is apparently associated with poor drainage off the sides of the bridge walls.

Seismic Review Findings

        As noted previously, both the 1906 and 1958 structures collect and resist seismic forces in different ways. The 1906 structure uses a combination of moment frames which take the form of rivited beams and columns along the primary faces of the building, along with a braced frame at the party wall between the 1906 and 1958 buildings. The 1958 structure uses a non gravity-load-bearing concrete shear wall system to resist lateral loads. As a consequence, the 1958 Building is much stiffer and thus more likely to collect loads for both buildings. This is particularly true given the connection made in the TRA renovation in the 1980s.

                                                                          Page 8
--------------------------------------------------------------------------------

1906 Building

The 1906 structure, if taken alone, has a significant number of deficiencies from the perspective of FEMA 178. While noted separately here, the deficiencies should be seen in light of the fact that the two buildings will behave together and many of the deficiencies noted in the structure will be mitigated at least in part by strengthening the 1958 building. Deficiencies noted in FEMA 178 for the 1906 structure include:

1.   Torsion.

2.   High drift ratios, particularly along the south elevation.

3.   Brick infills, not isolated from the supporting steel structure.

4. Column splices not detailed and located in a moment region, approximately one foot off the floor line.

5.   Poor moment connection capabilities.

6.   Poor partial continuity at the connection of beams and columns.

7.   Probable height/thickness ratios along the alley walls.

8.   Soft story along Second Avenue.

The 1906 structure also has several positive attributes which should be noted here. These include:

1. The original design allowed three additional stories over the number of floors presently on the site and, consequently, the structure has relatively strong columns when compared with beam strengths.

2. The fact that the structure is constructed of steel and has significant over-capacity in its columns, means that regardless of the significant deficiencies noted in the FEMA 178 analysis, the building probably does not present a collapse hazard.

1958 Building

The structure constructed in 1958 consists of a steel frame supporting all gravity loads, but lateral forces are resisted by concrete shear walls along each elevation of the building. These walls are extraordinarily stiff, especially when compared with the moment frames used in the 1906 Building. Consequently, our analysis considered a significant portion of the load developed in the 1906 Building as being resisted by the shear wall in the 1958 Building. Generally, these walls prove capable of resisting even these higher loads. Weaknesses noted in this structure, are limited to both a soft and weak story along Second Avenue, and a few minor detailing deficiencies associated with stirrups and ties in the shear wall/frames.

                                                                          Page 9
--------------------------------------------------------------------------------



       The arrangement of columns and spandrel beams along Second Avenue is safe because of the higher floor-to-floor height between the first and second floors, as opposed to subsequent floors. It is also weak because the columns have significantly less cross-sectional area than the columns above. The short column deficiencies are also created at this elevation because of a mid-height spandrel beam between floors one and two. This mid-height spandrel beam creates a short column immediately above it, which is likely incapable of resisting the deformation requirements of any significant seismic event.

RECOMMENDATIONS

       Regulatory Issues

       Buildings in the City of Seattle do not require mandatory seismic retrofits, unless a significant remodel is planned or the building is subjected to a change in use. Given that neither are planned for this structure, it is unlikely that any of the following recommendations would be required by the City of Seattle. However, should a change of use, for instance from office to residential, be planned or if significant moneys are planned to remodel mechanical, electrical, or other architectural improvements to the structure, a seismic rehabilitation component will need to be considered for the structures.

       Seismic Renovation

       The two buildings that make up 1100 Second Avenue, when taken together, compensate for many of each other's deficiencies. The deficiencies which remain, however, are significant and should be considered to provide a building which is seismically life safe. These deficiencies are:

       1.  The soft/weak story along Second Avenue.

       2. Inadequate resistance in the transverse (east-west) direction at the south elevation of the 1906 Building.

       The deficiencies noted above, particularly in the 1906 Building, can be mitigated using the same methods used to mitigate the deficiencies noted above, provided that the buildings remain connected. Once again, we believe the connection made by TRA in the 1980s is adequate to carry seismic loads between the buildings.

       Our recommendations include providing a soft story brace, preferably in the 1958 Building, against the Second Avenue elevation. This brace would be between floors one and two. It is certainly possible to locate this brace in-board a bay from the Second Avenue elevation, but the loads coming from above, proceeding down the corporate elevation along Second Avenue, could most easily be collected and carried by braces and/or shear walls located against that elevation. In addition, the column strength which exists in this area is sufficient to allow the installation of braces or walls without any significant improvements to the existing column or foundation structure.

                                                                         Page 10
--------------------------------------------------------------------------------


     Mitigation of the second deficiency, weakness in the transverse direction along the south elevation, can be accomplished by installing a brace or shear wall against the southern elevation of the 1906 Building or within one bay. The brace must be oriented in the east-west direction and, again, there is significant overstrength available in the existing columns, so the columns should be used to connect the braces. Using this technique, it is, again, unlikely that any significant column strengthening improvements or footing improvements would be required.

     The only other deficiency of note is the relatively high height/thickness ratio along the alley wall of the 1906 Building. This deficiency can be corrected by strong-backing, either using concrete or light gauge steel. However, given its location against the alley, it is less likely to impose a life safety threat. Consequently, it would not have the priority of the other two mitigation techniques.

     The above recommendations for braces along Second Avenue in the southern elevation, should be taken together and constructed at the same time. They can be constructed separately, but if one is constructed and the other left out, significant deficiencies would remain within the structure.

     A rough cost estimate for the structural costs of the three recommendations is $130,000. This figure includes approximately $50,000 for the Second Avenue soft story brace, $69,000 for the brace along the southern elevation, and $11,000 to brace the brick walls along the eastern elevation of the 1906 Building.

     This cost includes the structure only and does not include demolition of architectural finishes or the reinstallation the existing architectural features of the building. It also presumes a nominal contract overhead and profit figure as well as a 20% contingency. It does not include any of the soft costs associated with either management, taxes, or fees usually associated with contractions of this type.

                                                                       EXHIBIT D

Tenant's Fixtures, General Categories:

--      Raised computer room floor and all its attendant parts.
--      Computer room fire suppression system and its parts.
--      Our security system and its parts and hardware.
-- Our generator and its attendant parts, including but not limited to its fuel tank, pumping system and automatic transfer switch.
-- All our major power regulation and distribution systems, including but not limited to our interruptible power supply systems and power distribution units.
-- Our HVAC systems, including but not limited to all cooling units, drycoolers, motors and pumps.
-- Equipment racks and cabling equipment, including but not limited to any equipment racks and cable trays that may be bolted to the floor or elsewhere for seismic purposes, as well as patch panels, connectors and cabling fixtures.
-- Any major electrical systems and/or parts that are dedicated to our data center space, including but not limited to switchgear and transformers.

                                    EXHIBIT D
                          SCHEDULE OF TENANT'S PROPERTY

Tenant's Fixtures, General Categories:

-     Raised computer room floor and all its attendant parts.

-     Computer room fire suppression system and its parts.

-     Our security system and its parts and hardware.

- Our generator and its attendant parts, including but not limited to its fuel tank, pumping system and automatic transfer switch.

- All our major power regulation and distribution systems, including but not limited to our uninterruptible power supply systems and power distribution units.

- Our HVAC systems, including but not limited to all cooling units, drycoolers, motors and pumps.

- Equipment racks and cabling equipment, including but not limited to any equipment racks and cable trays that may be bolted to the floor or elsewhere for seismic purposes, as well as patch panels, connectors and cabling fixtures.

- Any major electrical systems and/or parts that are dedicated to our data center space, including but not limited to switchgear and transformers, located within the rentable area.


                                       1